EXHIBIT A

                             JOINT FILING AGREEMENT


     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Nocopi Technologies, Inc., dated March 1, 1999, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

Dated as of: March 1, 1999
                                                   Signature:

                                                   /s/ Daniel Benasutti
                                                   -----------------------------
                                                   Daniel Benasutti

                                                   /s/ Ross L. Campbell
                                                   -----------------------------
                                                   Ross L. Campbell

                                                   /s/ Joseph Falcone
                                                   -----------------------------
                                                   Joseph Falcone

                                                   /s/ Michael Feinstein
                                                   -----------------------------
                                                   Michael Feinstein

                                                   /s/ Stanley Knowlton
                                                   -----------------------------
                                                   Stanley Knowlton

                                                   /s/ Michael Voticky
                                                   -----------------------------
                                                   Michael Voticky


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